CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report on Form 10-KSB of Service Air Group, Inc. (f/k/a Segway V Corp.) for the year ending December 31, 2005, I, Mohammad Sultan, Chief Financial Officer and Chief Executive Officer of Service Air Group, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.     Such Year End Report of Form 10-KSB for the year ending December 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in such Yearly Report on Form 10-KSB for the year ended December 31, 2005 fairly represents in all material respects, the financial condition and results of operations of Service Air Group, Inc.

Dated: May 16, 2007

SERVICE AIR GROUP, INC.

By: /s/ Mohammad Sultan
Chief Financial Officer
Chief Executive Officer